INTELLISYS                     LICENSE AGREEMENT


      AGREEMENT made as of the 1st day of August, 1995 between IntelliSys Systems, Inc., a Delaware corporation with offices at 1005 W. Fayette Street, Syracuse, New York 13204 (the "Licensor"), and IntelliSys Automotive Systems, Inc., a Delaware corporation with offices at 2255 Glades Road, Suite 124-A, Boca Raton, Florida 33431 (the "Licensee").

      WHEREAS, the Licensor is the owner of certain technology and computer know-how and related documentation more particularly described in Schedule "A" which is annexed hereto and made a part hereof (the "Products"); and

      WHEREAS, the Licensor is a party to certain contracts more particularly described in Schedule "B" which is annexed hereto and made a part hereof (the "Contracts"); and

      WHEREAS, the Licensor wishes to grant certain rights to the Licensee in the Products and Contracts and the Licensee wishes to accept such rights from the Licensor,

      NOW, THEREFORE, in consideration of the mutual covenants of the parties which are hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

      IT IS AGREED:

      1. Grant of License. Upon the terms and subject to the conditions of this Agreement, the Licensor grants to the Licensee, and the Licensee accepts from the Licensor, an exclusive license

(the "License") to utilize the Products for manufacturers of automotive vehicles, including, but not limited to, automobiles, buses, trucks and vans and manufacturers of parts for automotive vehicles (collectively the "Automotive Industry"). The Licensee acknowledges that the License is exclusive as to, and limited to, the Automotive Industry. The Licensor acknowledges that during the term of this Agreement it shall not grant licenses to others for the use of the Products in the Automotive Industry in North America nor will it directly or indirectly use the Products in the Automotive Industry in North America.

      2. Assignment of Contracts. The Licensor hereby assigns, conveys and transfers to the Licensee all of its rights pursuant to the Contracts. The Licensee assumes and agrees to perform all of the Licensor's obligations pursuant to the Contracts.

      3. Other Business. The Licensee may engage in any other businesses without restrictions as to type and location as long as any such business is not competitive with any business of the Licensor and/or any other business utilizing the Products.

      4. Geographical Scope. The geographical scope of the License shall be North America.

      5. Term. The term of this Agreement shall commence as of the date hereof and shall remain in force in perpetuity, subject to the terms of this Agreement, and unless terminated pursuant to Article "13" of this Agreement.

      6. Royalty. A. The Licensee shall pay a royalty (the "Royalty") to the Licensor for the License of:

            (i) One Million Dollars ($1,000,000) of which One Hundred Thousand Dollars ($100,000) shall be payable upon execution of this Agreement. Nine Hundred Thousand Dollars shall be paid in monthly installments of ten (10%) percent of the Licensee's Gross Revenues (as defined in Paragraph "B" of this Article "6" of this Agreement). Said ten (10%) percent shall be in addition to the forty (40%) percent specified in Subparagraph "(ii)" of this Paragraph "A" of this Article "6" of this Agreement and shall be paid until an aggregate of One Million Dollars ($1,000,000), including the One Hundred Thousand Dollars ($100,000) due and payable upon the execution hereof, has been paid; and

            (ii) Forty (40%) percent of the Licensee's Gross Revenues payable monthly.

            B. The Licensee shall pay the Royalty within fifteen (15) days after the end of each calendar month accompanied by a statement setting forth the calculation of the Royalty. The Licensee shall provide the Licensor with such other and further information with respect to the calculation of the Royalty as the Licensor shall reasonably request. For purposes of this Agreement, "Gross Revenues" shall mean monies actually received by the Licensee from use of the Products with respect to the use and operation of the software licensed pursuant to this Agreement; provided, however, that Gross Revenues shall not include sales of, and fees for the installation of, computer hardware or other equipment.

      7. Records. The Licensee shall keep full and accurate records containing all information reasonably required for verification of the Royalty. The Licensor, or its authorized agent, upon reasonable notice, shall have the right to examine and audit relevant records during normal business hours, but not more than once during each calendar quarter for the purpose of determining whether it concurs with the Licensee's calculation of its Gross Revenues and the Royalty. If the Licensor or its designee believes that the Licensee has erroneously calculated its Gross Revenues and/or Royalty then within sixty (60) days after the close of the quarter being examined, the Licensor shall notify the Licensee of its findings pursuant to Paragraph "C" of Article "17" of this Agreement, setting forth the errors believed to have been made. The parties thereafter shall attempt to mutually resolve any alleged errors within thirty (30) days after the notification to the Licensee. If any alleged errors cannot be resolved within such period of time, the parties agree to submit the resolution of any alleged error to arbitration in accordance with Paragraph "D" of Article "17" of this Agreement.

      8. Reproduction and Modification of Products.

      The Licensee may:

            A. Use the Products to process information, and copy, record, transcribe and compile the Products from one form to another and make modifications, enhancements and other changes thereto; provided, however, that any such modifications, enhancements and other changes shall be provided to the Licensor, upon the Licensor's payment of one-half (1/2) of the cost of developing and producing such modifications, enhancements and other changes which it desires to obtain.

            B. Reproduce the Products, but all copies of the Products, in whole or in part, shall contain all of the Licensor's restrictive and proprietary notices in form and content as they appear on or in the Products provided to the Licensee hereunder.

      9. Maintenance Services. The Licensor agrees:

            A. To correct, without charge, any errors on Products known to the Licensor or reported to it as quickly as is possible, and, where prompt correction is not reasonably feasible, to provide to the Licensee instructions for allowing use of the Products pending correction of the error.

            B. To provide to the Licensee all innovations, improvements, upgrades, modifications, substitutions or replacement for, or enhanced versions of the Products subsequently developed by the Licensor.

      10. Support Services. During the term of this Agreement, the Licensor shall only be required to provide such consultation, education and support services to the Licensee as is mutually agreed upon by the Licensee and the Licensor, and the parties agree to bargain in good faith with respect thereto.

      11. Non-Use and Non-Disclosure of Confidential Information.

            A. As used in this Agreement, "Confidential Information" means information which is disclosed to the Licensee or known by the Licensee as a result of or through this Agreement, and not generally known by the public about the Products, including without limitation, all documentation and software relating thereto, and all know how and technology required to use such manuals and information and data in written, graphic and/or machine readable form, products, processes and services, including information with respect to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising and selling regardless of whether patentable, trademarkable or copyrightable, including, but not limited to, any information acquired by the Licensee from any source prior to the commencement of this Agreement.

            B. Except as required in order to exploit the License, the Licensee will not, during or after the term of this Agreement, directly or indirectly, use any Confidential Information or disseminate or disclose any Confidential Information to any person, firm, corporation, association or other entity except in accordance with this Agreement. The foregoing prohibition shall not apply to any Confidential Information which (i) becomes publicly available through no act or omission of the Licensee, (ii) is disclosed as reasonably required in a proceeding to enforce the Licensee's rights under this Agreement, (iii) is disclosed as required by court order or as otherwise required by law, (iv) is or becomes available to the Licensee from third parties who in making such disclosure breach no confidentiality relationships, or (v) is intentionally disclosed by the Licensor on an unrestricted basis to others not privy to this Agreement.

            C. Upon the termination of this Agreement, all documents, records, notebooks and similar repositories of or containing

Confidential Information, including copies thereof, then in the Licensee's possession, whether prepared by it or others, will be delivered to the Licensor.

            D. The Licensee will not assert any rights under or with respect to any discoveries, concepts or ideas which relate to the Products, or any improvements thereof or know-how related thereto, or claim any thereof as having been made or acquired by it prior to this Agreement.

      12. Proprietary Rights Indemnity.

            A. The Licensor shall defend or settle at its own expense any claim made against the Licensee or Automotive Industry manufacturer (the "Indemnitees") that the use of the Products hereunder infringes any trademark, service term, patent, copyright, trade secret or other proprietary right, and shall indemnify the Indemnitees and hold them harmless against any final judgment, including an award of attorneys' fees, that may be awarded by a court of competent jurisdiction against the Indemnitees as a result of the foregoing; provided, however, that the Indemnitees shall give the Licensor prompt written notice of any such claim and shall provide the Licensor with all reasonable cooperation and information in the Indemnitee's possession.

            B. If a claim is made that the use of the Products under the License infringes any trademark, servicemark, patent, copyright, trade secret or other proprietary right, or if the Licensor believes that such a claim may exist, the Licensor shall use its best efforts to procure for the Indemnitees the right to continue using the Products, or to modify the Products to make them noninfringing but continuing to meet the specifications therefor, or to replace the Products with noninfringing Products of like functionality that meet the specifications for the Products. The choice of which alternative to pursue shall be in the sole and absolute discretion of the Licensor. If none of the foregoing alternatives is reasonably available to the Licensor, the Licensee may terminate this License.

            C. The provisions of this Article "12" shall survive the termination of this Agreement.

      13. Termination.

            A. The Licensor may terminate this Agreement:

                  (i) if the Licensee defaults in any of its obligations under Article "6" of this Agreement, unless within ten (10) calendar days after the Licensee receives written notice of such default pursuant to Paragraph "C" of Article "17" of this Agreement, Licensee cures the default;

                  (ii) if the Licensee defaults in any of its obligations under this Agreement, unless within sixty (60) calendar days after the Licensee receives written notice of such default pursuant to Paragraph "C" of Article "17" of this Agreement, the Licensee cures the default, or, if there is a default which cannot with due diligence be cured within sixty (60) calendar days, the Licensee institutes within sixty (60) calendar days steps reasonably necessary to remedy the default and thereafter diligently prosecutes the same to completion:

                  (iii) if the Licensee files a petition for protection as a debtor under the bankruptcy laws;

                  (iv) if the Licensee makes an assignment for the benefit of its creditors;

                  (v) if the Licensee consents to the appointment of, or possession by, a custodian for the whole or any substantial part of its property;

                  (vi) if the Licensee on a petition by a third party to subject the Licensee as a debtor to the bankruptcy laws which is filed with or without its consent, fails to have such petition dismissed within one hundred twenty
(120) days from the date that such petition is filed;

                  (vii) if the Licensee on a petition in bankruptcy filed against it is adjudicated a bankrupt; or

                  (viii) if the Licensee files a petition or answer seeking reorganization or similar aid or relief under the bankruptcy laws or any other state or federal law for the relief of debtors or fails to deny in a timely fashion, the material allegations of a petition filed against it for any such relief; or

                  (ix) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, with or without its consent, a custodian for the whole or any substantial part of the Licensee's property, or approving a petition filed against it seeking reorganization or arrangement under any bankruptcy or insolvency laws or any other state or federal law for the relief of debtors, and such order, judgment or decree shall not be vacated or set aside or stayed within one hundred twenty (120) days from the date of entry thereof; or

                  (x) if under the provisions of any other law for the relief of debtors, any court of competent jurisdiction or a custodian shall assume custody or control of the whole or any substantial part of the Licensee' s property, with or without its consent, and such custody or control shall not be terminated or stayed within one hundred twenty (120) days from the date of assumption of such custody or control.

            B. If there is a termination of this Agreement, the Licensor may:

                  (i) Require that the Licensee cease any further use of the Products or any portion thereof;

                  (ii) Cease performance of all of the Licensor's obligations hereunder without liability to the Licensee; and

                  (iii) Cancel the assignment of the Contracts with all rights thereunder reverting to the Licensor.

            C. The Licensor's foregoing rights and remedies shall be cumulative and in addition to all other rights and remedies available to the Licensor in law and equity.

      14. Licensor's Representations and Warranties. The Licensor warrants and represents that:

            A. It is a corporation duly organized, validly existing and in good standing under the laws of Delaware with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this

Agreement and to carry out the transactions which are contemplated herein.

            B. The Licensor has full right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Licensor, and its delivery to the Licensee, and the consummation of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Licensor's Board of Directors and no further authorization shall be necessary on the part of the Licensor for the performance and consummation by the Licensor of the transactions which are contemplated by this Agreement.

            C. The business and operations of the Licensor have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities which affect the Licensor or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Licensor or cause an acceleration under any arrangement, agreement or other instrument to which the Licensor is a party or by which any of its assets is bound. The Licensor has performed all of its obligations which are required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

            D. All the contracts listed in Schedule "B" have been entered into in the ordinary course of business and neither the

Licensor nor any other party to any such contract is in default under any such contract. The Licensor is not a guarantor of payment or collection of any obligation. The Licensor has not assigned any of its rights in the Contracts in whole or in part.

            E. The Licensor does not know or have any reason to believe that any of the products or items developed, manufactured or sold by the Licensor, or any of the processes, techniques, know how or designations used in its business, infringes on any patents, trademarks or copyrights. The Licensor has the sole and exclusive right to conduct the business it currently performs with respect to the Products set forth on Schedule "A". The Licensor has not granted any other right or license for use of any of the Products set forth on Schedule "A", and does not know or have any reason to believe that there are any claims of third parties to the use of any of the Products set forth on Schedule "A".

            F. No representation or warranty of the Licensor which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in the light of the circumstances under which they were made, not misleading. There is no material fact relating to the Products which would adversely affect same which has not been disclosed to the Licensee.

            G. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the

Licensee knew or had reason to know that any covenant, representation or warranty in this Agreement or furnished or to be furnished to the Licensee contained untrue statements.

            H. The Licensor is the sole and exclusive owner of the Products;

            I. The Licensor has the right to license the Products as herein licensed and to assign the Contracts as herein assigned;

            J. The Licensor, in whole or in part, has not granted any other right or license for use of the Products or assigned the Contracts. The Licensor has not assigned any of its rights in the Contracts in whole or in part.

            K. Neither the Products nor any significant part of any of them are in the public domain; and

            L. The Products conform in all material respects to the specifications and documents set forth in Exhibit "A".

      15. Licensee's Representations, Warranties and Covenants. The Licensee represents and warrants to the Licensor and covenants, as follows:

            A. The Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and to carry out the transactions which are contemplated herein.

            B. The Licensee has full right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Licensee and its delivery to the Licensor, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by its Board of Directors and no further authorization shall be necessary on the part of the Licensee for the performance and consummation by the Licensee of the transactions which are contemplated in this Agreement.

            C. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Licensee or cause an acceleration under any arrangement, agreement or other instrument to which the Licensee is a party or by which any of its assets is bound.

            D. The Licensee agrees to utilize its best efforts to promote and utilize the License in accordance with the terms and conditions of this Agreement.

            E. No representation or warranty of the Licensee which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in the light of the circumstances under which they were made, not misleading. There is no material fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of the Licensee which would materially adversely affect same which has not been disclosed to the Licensor.

            F. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Licensor knew or had reason to know that any covenant, representation or warranty in this Agreement or furnished or to be furnished to the Licensor contained untrue statements.

      16. Survival. All covenants, agreements, representations and warranties made in or in connection with this Agreement shall survive its termination, and shall continue in full force and effect after its termination, it being understood and agreed that each of such covenants, agreements, representations and warranties is of the essence of this Agreement and the same shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

      17. Miscellaneous.

            A. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            B. Enforceability. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead, this Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

            C. Notices. Any notices or other communication required or permitted hereunder shall be in writing and be given sufficiently if sent by first class or certified mail, return receipt requested, postage prepaid addressed as follows:


      To the Licensor:        IntelliSys Systems, Inc.
                              1005 W. Fayette Street
                              Syracuse, New York 13204
                              Attn: Harold Popplewell

      Copy to:                Harris Beach Wilcox, LLP
                              One Clinton Square, Suite 300
                              Syracuse, New York 13202
                              Attn: Robert Paltz, Esq.

      To the Licensee:        IntelliSys Automotive Systems, Inc.
                              2255 Glades Road, Suite 124-A
                              Boca Raton, Florida 33431
                              Attn: Paul Michelin

      Copy to:                Mintz & Fraade, P.C.
                              488 Madison Avenue
                              New York, New York 10022
                              Attn: Frederick M. Mintz, Esq.

or in each case to such other address as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of three (3) days after the date so mailed or as of the date delivered, as the case may be.

            D. Governing Law; Disputes. This Agreement shall in all respects be construed, governed, applied and enforced under the internal laws of the State of New York without giving effect to the principles of conflicts of law and be deemed to be an agreement entered into in the State of New York and made under the laws of the State of New York. The parties agree that they shall be deemed to


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

have agreed to binding arbitration in New York, New York for the entire subject matter of any and all disputes relating to or arising under this Agreement. Any such arbitration shall be conducted in New York, New York by under the rules then obtaining of the American Arbitration Association in New York, New York. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties specifically designate the Courts in the City of New York and State of New York as properly having venue for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by first class or certified mail, return receipt requested in accordance with paragraph "C" of this Article "17" of this Agreement. The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators; provided, however, that if a proceeding is commenced to confirm and enter a judgment thereon by the Courts of the State of New York and such application is denied, no such costs or attorneys fees shall be paid. In connection with the arbitrators' determination for this purpose of which party, if any, is the prevailing party, they shall take into account all of the facts and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party unless the amount of the arbitration award is greater than fifteen (15%) percent of the amount offered in writing by the other party. For example, if the party initiating the arbitration ("A") seeks an award of $100,000 plus costs and expenses, the other party ("B") has offered A $50,000 prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has "prevailed".

            E. Entire Agreement. The parties have not made any representations, warranties, or covenants about the subject matter hereof which is not set forth herein, and this Agreement, together with any instruments executed simultaneously herewith, constitutes the entire Agreement between them about the subject matter hereof. All understandings and agreements heretofore had between the parties about the subject matter hereof are merged in this Agreement and any such instrument which alone fully and completely expresses their Agreement.

            F. Modification. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an

Agreement in writing, which is signed by all of the parties to this Agreement.

            G. Effect. The Parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

            H. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

            I. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

            J. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be


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

deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused these presents to be signed by their duly authorized officers, as of the day, month and year first above written.


Attest:                                 IntelliSys Systems, Inc.


/s/[SIGNATURE ILLEGIBLE]                By:  /s/[SIGNATURE ILLEGIBLE]
10-2-95                                      ---------------------------
                                             Name:
                                             Title:


Attest:                                 IntelliSys Automotive Systems, Inc.


/s/[SIGNATURE ILLEGIBLE]                By:  /s/Lorraine M. Capettini
10-2-95                                      ---------------------------
                                             Name:
                                             Title:  President


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

                                   Schedule A

                                  The Products

A.    Software

      1.    RT/AI Agentware(R)

      2.    RT/AI NexGen(tm)

      3.    RT/AI IVIS(tm)

      4.    RT/AI AddA(tm)

      5.    RT/AI Adapt(tm)

      6.    RT/AI Agility(tm)

      7.    RT/AI InfoView(tm)

B.    Documentation

      All manuals associated with the above.

                                  Schedule "B"

                                  The Contracts

      SNAPP Blanket Purchase Order                      SB102061-9402

      IPAS Purchase Order                               1523

      Ford Motor Company Purchase Order                 75-2-R34313

      SNAPP Purchase Order                              40554

      IPAS Purchase Order                               4890

      Ford Procurement Number                           B7 1P095-052341

      All contracts arising under the following proposals outstanding:


                                  IAS PROPOSALS
                                  -------------

Ford           Sterling Transmission         Axle Assembly       113,498.00
Ford           Windsor Casting               Crankshaft           68,500.00
Chrysler       Kenosha Engine                Pin Stamp           145,000.00
Ford           Romeo Engine                  Piston Sub-Assem    233,000.00
Ford           Romeo Engine                  Snap Ring           105,952.00
Ford           Essex Engine                  Crank AddA           55,000.00
Ford           Essex Engine                  RF AddA              55,000.00
Ford           Romeo Engine                  C312                123,200.00